SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


___________KNIGHT-RIDDER, INC.__________________
(Name of Registrant as Specified in its Charter)


___________KNIGHT-RIDDER, INC.__________________
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]   $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/

      4)   Proposed maximum aggregate value of transaction:

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

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                               AN IMPORTANT REMINDER



Dear Shareholder:

      Proxy material relating to the 1996 Annual Meeting of Shareholders of Knight-Ridder,Inc. was mailed to you on or about March 12. According to our records, your proxy card for this important meeting, which is scheduled for Tuesday, April 23, has not yet been received.

      Regardless of the number of shares you own, it is important that they be represented and voted at the meeting. If you have any questions or need assistance in voting your shares, please do not hesitate to call us at
(305) 376-3884.

      Since the time remaining is short, we urge you to sign, date and mail the enclosed duplicate proxy today. Your interest and your participation in the affairs of the Company are sincerely appreciated.

                                       Sincerely,



                                       Douglas C. Harris
                                       Vice President/Corporate Secretary

Enc.